EXHIBIT 10.35

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [**] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment (“First Amendment”), effective as of September 21, 2023 (“Effective Date”), is entered into by and between Saul Yedgar, an individual with principal residence at [**] (“LICENSOR”), and Edesa Biotech Research Inc., an Ontario corporation with its principal office at 100 Spy Court, Markham, Ontario, L4R 5H6 (“EDESA”). LICENSOR and EDESA may be referred to herein individually as a “Party” or collectively as the “Parties”. Reference to a Party shall be deemed to include that Party’s Affiliates.

RECITALS:

A.

The Parties executed a license agreement on March 16, 2021 (the “License Agreement”), pursuant to which LICENSOR granted EDESA an exclusive, worldwide license to use the Licensed Technology for the Development and Commercialization of the Product in the Field in the Territory; and

B.

Pursuant to the License Agreement, LICENSOR is entitled to payments associated with achievement of certain Development and Commercialization Milestones, as outlined in section 6.1 ‘Milestone Payments’ of the License Agreement.

C.	The Parties wish to amend section 6.1 ‘Milestone Payments’ of the License Agreement.

In consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.	Interpretation and Definitions

1.1.

In this First Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, and the use of the word “or” shall mean “and/or”.

1.2.	The headings of the sections in this First Amendment are for the sake of convenience only and shall not serve in the interpretation of the License Agreement.

1.3.	Capitalized terms shall have the meanings set forth in the License Agreement, unless provided otherwise herein.

2.	The parties agree amend section 6.1 ‘Milestone Payments’ by replacing the following paragraph:

EDESA shall use commercially reasonable efforts to file an IND for the Products within the Field within [**] years of the Effective Date (the “Filing Period”). In the event EDESA fails to file such IND within the Filing Period, it shall remit to Licensor a fixed license fee in the amount of [**] US dollars (US$[**]) for each full Calendar Year following the Filing Period within which such requirement to file an IND for the Products within the Field remains unfulfilled (the “Fixed License Fee”). Such Fixed License Fee shall be paid within sixty (60) days of the relevant anniversary of the Effective Date. In the event the afore-said requirement remains unfulfilled after the Filing Period during a relevant period that is less than a full Calendar Year, the payment of such Fixed License Fee shall be pro-rated accordingly. The payment of the Fixed License Fee shall not derogate from EDESA’s obligations under this Agreement, including without limitation, the obligations set forth in Section 3 above and further use of commercially reasonable efforts to file an IND for the Products within the Field following the Filing Period.

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With the following paragraph:

EDESA shall use commercially reasonable efforts to file an IND for the Products within the Field within [**] years of the Effective Date (the “Filing Period” which ends [**]). For each calendar quarter following the Filing Period, the LICENSOR will pay a fixed license fee until the IND is filed or the agreement is terminated. For avoidance of doubt Edesa will make payments according to the following schedule:

Upon signing of this First Amendment for Q2 and Q3 2023	$[**]
For Each Quarter thereafter	$[**]

Such Fixed License Fee shall be paid within thirty (30) days of the relevant Quarter end. The payment of the Fixed License Fee shall not derogate from EDESA’s obligations under this Agreement, including without limitation, the obligations set forth in Section 3 above and further use of commercially reasonable efforts to file an IND for the Products within the Field following the Filing Period.

3.	The First Amendment shall be read together with the License Agreement and shall represent the complete current understanding between the Parties hereto with respect to the subject matter hereof.

4.

Unless otherwise specifically stated in this First Amendment, all of the terms and conditions set forth in the License Agreement remain in full force and effect. In any event of a conflict between and conditions contained in this First Amendment and the License Agreement, the terms contained in the First Amendment shall govern.

5.

This First Amendment may be executed in counterparts and executed signature pages may be sent by fax and e-mail via PDF, all of which taken together shall be deemed to constitute one and the same instrument.

[Signature on the next page]

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the Effective Date.

LICENSOR		EDESA BIOTECH RESEARCH INC.

By:	/s/ Saul Yedgar	By:	/s/ Pardeep Nijhawan

Name: Saul Yedgar		Name: Pardeep Nijhawan

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